Exhibit 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement No. 333-68171 on Form S-8 dated December 1, 1998, in the Registration Statement No. 333-80163 on Form S-8 dated June 8, 1999, in Registration Statement No. 333-64286 on Form S-3 dated June 29, 2001, in Registration Statement No. 333-89016 on Form S-8 dated May 24, 2002 of Knight-Ridder, Inc. and in the related Prospectuses, of our report dated January 18, 2002, with respect to the consolidated financial statements and schedule of Knight-Ridder, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 30, 2001.


                                            /s/ Ernst & Young LLP


San Jose, California
December 11, 2002